Exhibit 23.1

Schumacher & Associates, Inc.

Certified Public Accountants

2525 Fifteenth Street, Suite 3H

Denver, CO   80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Sage Interactive, Inc. on Form 10-SB, of our report dated October 3, 2007, relating to the financial statements of Sage Interactive, Inc. for the period from July 19, 2007 (inception) through July 31, 2007.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

October 29, 2007